New Taipei City Police Department

2010 Digital Video Remote Monitoring Recording system

Procurement Contract

Procurement case no. : 1000000038

Vendor Name : Sole-Vision Technology Inc.

2010 Digital Video Remote Monitoring Recording system Procurement contract

Purchasing Authority (hereinafter referred to as Party A) commissioned Sole-Vision Technology, Inc. (hereinafter referred to as Party B) as the contractor of the procurement case of “2010 Digital Video Remote Monitoring Recording System Project”, in order to strengthen community security, construct a safe city and protect citizen's live and property. For constructing and installing a comprehensive set of monitoring recording system in the city, both parties agree to enter into the contract with the following terms:

Article 1: The contract documents and the effectiveness of:

I.	The contract is include below information:
A.	Tender documents and the changes or additions.
B.	The tender documents and the changes or additions.
C.	The award document and its changes or additions.
D.	The contract in this article, the Annexes and the changes or supplement.
E.	Hereunder the documents or information of the performance.
II.	Definitions and explanations:

A.	Contract documents refer to the preceding paragraph, the information set, including the original or a copy of a written, audio, video, photographic, microfilm, electronic digital data or samples showing.
B.	Supervision unit means the Party A commissions the technical service vendors to perform the job of supervision.
C.	Subcontracting refers to part of the contract performed by other vendors.
D.	In writing means all handwriting, typing and printing of correspondence and notices, including telex, cable and electronic mail. Party A may, based on the Government Procurement Act (hereinafter referred to as the Procurement Act) 93-1 allows Party B to record electronically.
E.	Specification refers to engineering specifications and requirements included in the Contract, including construction specifications, construction safety, health, environmental protection, traffic maintenance manuals, technical specifications and engineering during construction in accordance with contract provisions, specifications and written rules.
F.	Illustrations: Party A, based on the contract, provides Party B all charts and required information. Party B’s materials recognized by the Party A, including the necessary samples and models, are also included. The illustrations include (but are not limited to) the design, construction drawings, construction drawings, construction of the factory manufacturing plans, large sample map.
III.	If there is any inconsistency in this contract, it shall be in accordance with the following principles except as otherwise provided:

A.	Terms of this contract is better than the other documents attached to the terms of the note of the tender document. Special statement, unless the terms of the PS.
B.	The content of to call for tenders documents is better than the contents of to submit tender documents. But the contents of the bidding documents, unless the Party validation is better than the contents of the tenders documents. Tender documents, such as to allow the B in a special statement in submitting tender documents, and party in the trial of standard recipient, the contents of the tender document shall prevail.
C.	Documentation Party validation date newer than the older of the validation date.
D.	Large-scale map is better than small-scale diagram.
E.	The construction of supplementary instructions is better than the construction specifications.
F.	Awarding record superior to the bid opening or the contents of the bargaining record.
IV.	Clauses in this contract can complement each other. If there is ambiguity, Party A’s interpretation shall prevail. In case of dispute, it follows the provisions of the Procurement Act Law.
V.	This contract shall be stated in the Chinese version. However, foreign language can be used in the following circumstances:
A.	The special techniques or materials of graphic information.
B.	International organizations, foreign governments, or documents issued by authorized bodies, associations or chambers of commerce.
C.	Other s confirmed by Party A.
VI.	This contract text has been translated into Chinese and inconsistent with the foreign language context, in addition to the qualification documents, the Chinese version shall prevail. Due to the translation mistake resulting in damage, responsible for compensation by the party to provide a translation.
VII.	The contract mentioned in the application, report, consent, direction, approval, notification, explanation, and other similar acts of intention, the contract otherwise provides or the parties agree in writing to Chinese (traditional characters). Served in writing to be personally sign and mail or fax it to both sides pre-agreed personnel or premises whom.
VIII.	Units of measurement used in this contract, the principle of the metric system.
IX.	Unless otherwise specified, the contract with effect from the date of the Party for awarding the contract and the date of the Party signing day.

X.	Contract matters, if any part of the violation of law or unenforceable, that part is invalid. But to remove that part of this contract may also set up, does not affect the validity of the other parts. The invalid part of Party A and Party B if necessary, in accordance with contract intended purpose change.
XI.	Party A and Party B are in accordance with the intended purpose of the contract to correct the invalid part of the preceding paragraph when necessary.
XII.	Party B shall provide copies (not stated, were to 1), in accordance with the contract provisions making the file a photocopy of Party A, Party A may, depending on the performance of the required to pay to use photocopies. Except as otherwise provided by contract, without the written consent of Party B, Party A shall not open files on third party unrelated to supply and contract use.
XIII.	Party B shall provide copies (not stated, were to 1), in accordance with the contract provisions making the file a photocopy of Party A, Party A may, depending on the performance of the required to pay to use photocopies. Except as otherwise provided by contract, without the written consent of Party B, Party A shall not open files on third party unrelated to supply and contract use.
XIV.	Party B should be at the construction site, save a complete contract document and its amendments, for inspection at any time. Party B should check all the files at any contradictions or omissions, shall immediately notify the supervision units or Party.

 Article 21: Dispute handling

I.	Party A and Party B with any disputes shall try to reach an agreement via complying the contract clauses and regulations and considering the public interest and fairness. Failed to reach an agreement, disputes shall be dealt with in the following manners:
A.	Bring a civil action.
B.	Pursuant to section 85-1 of the Procurement Act, both Parties seek mediation to the Procurement Complaint Review Board. If Party A does not agree the mediation proposals or mediation programs provided by Procurement Complaint Review Board, Party B shall put into arbitration, Party A shall not refuse.
C.	When Party B puts into arbitration or both Parties sign the arbitration agreement, it follows the provisions of the Arbitration Law and Party A designates arbitration premises. Party A (1) do not agree with (2) agree (not fill in (1)) the application of equitable principles. In addition to the judgment of the council of arbitration, the arbitration proceedings and arbitration judgment book will be public.
D.	In accordance with the provisions of section 102 of the Procurement Act, Parties raise objections or appeal.
E.	Apply with other legal mediation.
F.	Other manners consented by both Parties.
II.	If going through arbitration resulted from contract disputes, both Parties agreed to publish arbitral judgment book in the Arbitration Association website.
III.	After the contract performance disputes incure, the Contract shall be resolved by the following principles:
A.	Continue honoring the portion of contract unrelated to the disputes except as otherwise agreed by Party A..
B.	Party B suspends performance due to a dispute and the result of dispute resolution end up no reason, Party B can not request an extension of the compliance period or waive this contractual duty for the suspensive portion.
IV.	This contract shall be governed by the laws of the Republic of China. Party A’s seat of the District Court is the court of first instance.

Article 22: Others

I.	Party B is no discrimination against women, indigenous people or disadvantaged groups, persons employed by the compliance officer, the circumstances.
II.	Party B compliance shall not employ or attempt to employ the staff of Party A or Party A commissioned officer handling the matter of the contract agencies.
III.	Party B authorized representative shall be fluent in Chinese or consent of Party A for other languages. Not proficient in, Party B shall be prepared by the translators.
IV.	Party A and Party B, compliance matters, relating to matters such as international transportation or letter of credit, this contract does not specify who, in accordance with international trade practices.
V.	Party A and Party B shall be in compliance during the designated authorized representative for compliance during the coordination of matters related to this contract representative.
VI.	This project involves excavation, Party B should first understand the excavation in the MRT control area, such as the control area, you should take the initiative to contact the MRT unit in charge of the Taipei City Government, and the construction plan Book send MRT unit in charge of the review; invited MRT unit in charge of the Taipei Rapid Transit Corporation will survey also prior to the start of construction, with the matter to confirm that both sides should be re-laid in accordance with the needs of the MRT unit in charge after the start of the relevant monitoring facilities, and regularly submitted to the relevant monitoring data to the unit in charge of the Taipei Mass Rapid Transit, to achieve the purpose of jointly safeguard the safety of the rapid transit facilities. The project facilities for the meantime to cause damage to the rapid transit facilities, as soon as possible repair to maintain the normal operation of the rapid transit facilities, the repair period should contact the Taipei City Government MRT unit in charge of the Taipei Rapid Transit Corporation to improve follow-up job until closed ended. Above all fees, Party B shall be incorporated into the pre-bid cost considerations.
VII.	Party A, Party B, the unit of supervision and project management units in the division of responsibilities, except as otherwise provided in this contract, in accordance with the public buildings of the project will release the latest version of the construction phase contract agreed division of responsibilities table "or" public works construction phase contract agreed division of responsibilities Table handle (your own to the project website).

VIII.	If Party B finds technical specifications in the contract violate fiduciary duty under section 26 or section 88 of the Procurement Law, Party B can inform Party A in writing or report to law enforcement and investigative authorities.
IX.	Items not included in this contract shall comply with Procurement Act Law and Civil Laws.
X.	This contract contains two sets. Each party holds one. Ten transcripts are held by Party A, Party B and related agencies (units). If the transcript has any error, the original shall prevail. Both Parties subject to the levy of stamp duty of the contract..

The Party:

                                                                                     Party A  :

                                                                                                         Duly Authorized Representative: Yin, Yong-Ren

                                                                                                         Address: No.32, Fuzhong Rd., Banqiao Dist.,

                                                                                                         New Taipei City 22005, Taiwan (R.O.C.)

                                                                                     Party B  :

                                                                                                         Duly Authorized Representative: Shiau, Ing-Hang

                                                                                                         Personal ID No.: A120999901

                                                                                                         Address : 2F-15, No. 14, Lane 609, Sec. 5,

                                                                                                         Chongxin Rd., Sanchong District, New Taipei

                                                                                                         City 241, Taiwan (R.O.C.)

Annex engineering contract (the price of payments apply)

I.	Contract total price is expected to NT $ 66,511,768 dollars.
II.	Department of lump-sum award and the contract lump-sum payment.
III.	This contract plan change causes the performance of the subject project or the number has fluctuated, plus discounted settlement.
IV.	The works of individual projects the number of implementation than the contract quantity increase or decrease of more than 5%, more than 5% of the part, according to the original contract unit price to the contract change to increase or decrease the contract price. Less than 5% of the contract price of gold is not neutral.
V.	Engineering number of individual projects to implement than the contract increase in the number of more than 30%, more than 30% of the part, you should change the reasonable adjustment of contract unit price and calculate the contract price to contract.
VI.	Individual items of the project the number of implementation than the contract reduce the number of more than 30%, and calculated according to the original contract unit price contract price of gold significantly unreasonable, reasonable adjustments should be significantly unreasonable part of the contract changes to implement a number of part of the contract unit price and the calculation of the contract price.
VII.	If the related projects, such as taxes, profits or management fees, the other type are counted, according to the balance sheet total price of the contract price of the total amount of sliding scale. Of insurance and the contract prescribed NA proportion to changes in the criteria for restriction shall not apply.

Annex 7 of the construction contract (compliance period requirements)

I.	In this Contract, Party B shall start the project on January 14, 2012 and complete in 120 calendar days from the date of start and. An expected completion date is May 21, 2012.
II.	In addition to the Spring Festival, Party B agrees not any reason to party to apply for a free account compliance maturity; national holidays (including the founding of the Republic Day, Remembrance Day, revolutionary martyrs anniversary, Women's, Children's Day, national Tomb Sweeping Day Labor Day, Dragon Boat Festival, Armed Forces Day, the birth of Confucius day, Mid-Autumn Festival, National Day, Independence Day in Taiwan, Chiang Kai-shek's birthday anniversary of Sun Yat-sen's Birthday, Constitution Day), holidays (Saturday and Sunday)folk festival (Lantern Festival, Tomb Sweeping Day, Dragon Boat Festival, Ghost, Mid-Autumn Festival, Double Ninth Festival, the winter solstice, and other folk festivals) and other holiday date are included in the compliance date.
III.	For contract for change, the project or the number of changes in the compliance period depending on the actual need to increase or decrease of the agreement by both parties.

IV.	Compliance deadline extension:

A.	Performance period of this contract, except as otherwise provided, in line with one of the following circumstances (and not attributable to Party B) to affect the progress of the network diagram path operating needs, and the extension of the compliance period, Party B shall the accident or eliminated after the days (not stated, notify Party for the 7th), and _ days (not stated for 45 days) to submit facts and evidence, to provide written notice to Party and to apply for an extension compliance period, shall not be counted overdue for punitive damages, the subject of less than half a day to half a day; more than half of the day less than 1 days, 1 day:

1.	In 17 of paragraph 5 of force majeure, or not attributable to the contracting parties of the accident. Due to the weather influence cannot be construction.

2.	Party requires all or part of downtime.
3.	To handle design changes or increase the quantities of works or projects.
4.	Party should do the matter is not completed in a timely manner.
5.	Party their own or other manufacturers of Party A delays affect the performance progress.
6.	Infectious or government act, thereby causing an unforeseen staff shortages or goods.
7.	Party to use or occupy any part of this project, but the contract otherwise provided, shall not be subject to this restriction.
8.	Other non-attributable to the circumstances of Party B, Party A has determined.
B.	The occurrence of the accident, caused by this contract in whole or in part, must be suspended, Party B shall immediately return to work downtime reasons eliminated. To stop their work and return to work, and B as soon as possible submit a written report to the Party.
C.	The first extension of the compliance period, except as otherwise provided, the Party may, based on B reported by Party nuclear pre-schedule prepared the path for approval.
V.	Compliance period specified date should be counted on the same day. Compliance period specified future starting the day are not included.

New Taipei City Police Department Budgeting of Tender
			Date: Feb. 10, 2012
Project Name	2010 Digital Video Remote Monitoring Recording system	Accounts
Implement place	New Taipei City	Project code	6720C-A4
Items		Job items	Amount (NTD)	Remark
I		Total budget	-
I. A		Contract engineering fees-Xindian Dist. Office	7,525,614
I. B		Contract engineering fees-SanChoung Dist. Office	576,050
I. C		Contract engineering fees-Luchou Dist. Office	4,168,589
I. D		Contract engineering fees-Tucheng Dist. Office	4,846,385
I. E		Contract engineering fees-Banqiao Dist. Office	1,449,532
I. F		Contract engineering fees-Xindian Dist. Office (2009)	5,803,370
I. G		Contract engineering fees-Sinjhuang Dist. Office	8,686,718
I. H		Contract engineering fees- Juifang Dist. Office	4,035,473
I. I		Contract engineering fees- Tamsui Dist. Office	6,507,970
I. J		Contract engineering fees- Linkou Dist. Office	15,266,783
I. K		Contract engineering fees-Xindian Dist. Office (2010)	7,645,283
		Total contract engineering fees	66,511,768
		Total amount	66,511,768

Tender: Sole-Vision Technology Inc.			Person in Charge: Shiau, Ing-Hang

Tender Award Announcement

Date of announcement: Jan. 9, 2012

General information:

Government code: 3.82.13

Government name: New Taipei City Police department

Department name: New Taipei City Police department

Government address: No.32, Fuzhong Rd., Banqiao Dist., New Taipei City 220, Taiwan (R.O.C.)

Contact Person: Haung, Wei-Lun

Tel: (02)8072-5454#4037

Fax: (02)2272-1459

Email: warren@ntpd.gov.tw

Public bidding information:

Tender case no. :1000000038

Tender method: Public bidding

Award by: The lowest bid

Whether to handle the minimum standards for operating in accordance with the authority heterogeneous procurement: No

New announcement number of transmissions: 2

The name of the Tenders: 2010 Digital Video Remote Monitoring Recording system

The type of award information: Tender award announcement

Whether the entity Supply Contract: No

Whether plural award: No

Whether jointly awarding: No

The subject classification: “Engineering” 5134 long distance pipelines, communication and power lines

Whether it is overall planning: No

Whether it should be in accordance with the professional engineer of public works Rules to execute the engineer license: No

Time of public bidding: 12/14/2011 2:30pm

The procurement amount: NTD 153,613,182.

Procurement level: Check the amount of more than less than a huge

Budgeting amount: NTD 76,806,591.

Whether it has set the reserve price: Yes

Whether by the other government grants: No

Whether or not containing the special budget: No

Attributable to program categories: non-case of the i-Taiwan 12 projects

The place to execute the contract: New Taipei City—all District

The Tender information:

The number of the tender: 2

The Tender 1:

Tender code: 21223267

Tender name: United Fiber Optic Communication Inc.

Whether the bid: No

Organization type: Company registration

The Tender 2:

Tender code: 70378560

Tender name: Sole-Vision Technology Inc.

Whether the bid: Yes

Organization type: Company registration

Tender qualification: other

Tender address: 2F-15, No. 14, Lane 609, Sec. 5, Chongxin Rd., Sanchong District, New Taipei City 241, Taiwan (R.O.C.)

Tender Tel:02-2999-7699

Award amount: NTD 66,511,768.

The country of Tender: Taiwan (R.O.C.)

Country of original: Taiwan (R.O.C.)

Whether for SMEs: Yes

Performance dates inclusive: 1/5/2012~5/31/2012

The total number of employs over 100 people: No

Awarding items

The first item

The item name: 2010 Digital Video Remote Monitoring Recording system
Award tender 1
Award tender name: Sole-Vision Technology Inc.
Estimate Q’ty: 1
Award amount: NTD 66,511,768.
The reserve price amount: NTD 72,050,000.

Un-award tender 1

Un-award tender name: United Fiber Optic Communication Inc.

Whether it is qualified: No

The reason of un-award: By the selection of unqualified